EXHIBIT 99.1

Data Storage Corporation Reports 2024 Second Quarter Financial Results and Provides Business Update

Gross Profit Margin Increased Over 500 Basis Points to 49.0% for the Second Quarter of 2024

Achieved Profitability for the Six Months Ended June 30, 2024

MELVILLE, N.Y., August 14, 2024 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a provider of diverse business continuity solutions for disaster-recovery, cloud infrastructure, cyber-security, and IT services, today provided a business update and reported financial results for the three and six months ended June 30, 2024.

“We experienced strong growth for the first half of 2024,” commented Chuck Piluso, CEO of Data Storage Corporation. “Specifically, we achieved $13.1 million in sales for the six months ended June 30, 2024, and attained profitability. For the second quarter of 2024, we generated $4.9 million in revenue. While this represents a decline from the previous year’s second quarter, it is important to note that the reduction is attributable to the large one-time equipment sales recorded during the second quarter of 2023. Importantly, our gross profit margin increased over 500 basis points to 49.0% during the second quarter of 2024, up from 43.7% in the same period last year. The increased margin is a testament to our disciplined execution and strategic efforts to optimize profitability while building a sustainable revenue base.”

“We believe these positive results are a direct result of our growth efforts including the Flagship and CloudFirst consolidation, moving into our new headquarters location, expanding into the United Kingdom, and deploying technical assets at a new data center in Chicago, all of which were completed to support our anticipated growth moving forward. In fact, we are already witnessing the positive effects of the consolidation demonstrated by the expanded contracts secured during the quarter resulting in six-figure and seven-figure contracts with prominent clients.”

“To support the traction and growth, we recently expanded into the United Kingdom with the opening of our London office. This strategic move represents a significant milestone in our plan to serve a global clientele and strengthen our presence in key international markets. In addition, we are witnessing an increased demand for our solutions, and as a result we deployed assets to our seventh data center in Chicago. Chicago was strategically selected as it is expected to allow us to capitalize on the growing demand within the region as well as diversify our geographic footprint within the United States.”

“Overall, we are executing on a strategic growth plan which we believe will enable us to accelerate our growth and penetration within the market. At the same time, we have carefully managed our expenses and maintained a solid balance sheet with approximately $12 million in cash and marketable securities as of June 30, 2024. We are pleased with the important progress made during the quarter and look forward to providing additional updates as developments unfold,” concluded Mr. Piluso.

Conference Call

The Company plans to host a conference call at 11:00 am ET today, to discuss the Company’s financial results for the second quarter of 2024 which ended June 30, 2024, as well as corporate progress and other developments.

The conference call will be available via telephone by dialing toll-free 877-451-6152 for U.S. callers or for international callers +1-201-389-0879. A webcast of the call may be accessed at  https://viavid.webcasts.com/starthere.jsp?ei=1677739&tp_key=572353fe45, or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through August 14, 2025. A telephone replay of the call will be available approximately three hours following the call, through August 21, 2024, and can be accessed by dialing 844-512-2921 for U.S. callers or + 1-412-317-6671 for international callers and entering conference ID: 13747395.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) is a leading provider of fully managed cloud hosting, disaster recovery, cybersecurity, IT automation, and voice & data solutions. With strategic technical investments in multiple regions, DTST serves a diverse clientele, including Fortune 500 companies, in sectors such as government, education, and healthcare. Focused on the fast-growing, multi-billion-dollar business continuity market, DTST is recognized as a stable and emerging growth leader in cloud infrastructure, support and the migration of data to the cloud. Our regional data centers across North America enable us to deliver sustainable services through recurring subscription agreements.

Additional information about the Company is available at: www.dtst.com and on X @DataStorageCorp.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward looking statements in this press release include statements regarding the positive results being a direct result of the Company’s growth efforts including the Flagship and CloudFirst consolidation, moving into its new headquarters location, expanding into the United Kingdom, and deploying technical assets at a new data center in Chicago, the Company’s anticipated growth moving forward, plans to serve a global clientele and strengthen the Company’s presence in key international markets, opening a data center in Chicago allowing the Company to capitalize on the growing demand within the region as well as diversify its geographic footprint within the United States and the strategic growth plan enabling the Company to accelerate its growth and penetration within the market. . Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include the Company’s ability to continue its growth efforts and serve a global clientele and strengthen the Company’s presence in key international markets, the ability to capitalize on the growing demand in the Chicago region and its ability to execute and advance its growth strategies. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

[Tables to Follow]

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$779,986	$1,428,730
Accounts receivable (less provision for credit losses of $22,596 and $7,915 in 2024 and 2023, respectively)	1,904,759	1,259,972
Marketable securities	11,214,006	11,318,196
Prepaid expenses and other current assets	759,979	513,175
Total Current Assets	14,658,730	14,520,073

Property and Equipment:
Property and equipment	8,740,796	7,838,225
Less—Accumulated depreciation	(5,602,454)	(5,105,451)
Net Property and Equipment	3,138,342	2,732,774

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	632,733	62,981
Other assets	109,843	48,436
Intangible assets, net	1,560,577	1,698,084
Total Other Assets	6,541,824	6,048,172

Total Assets	$24,338,896	$23,301,019

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$2,924,572	$2,608,938
Deferred revenue	208,944	336,201
Finance leases payable	147,769	263,600
Finance leases payable related party	113,467	235,944
Operating lease liabilities short term	65,983	63,983
Total Current Liabilities	3,460,735	3,508,666

Operating lease liabilities	574,182	—
Finance leases payable	—	17,641
Finance leases payable related party	—	20,297
Total Long-Term Liabilities	574,182	37,938

Total Liabilities	4,034,917	3,546,604

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, Series A par value $0.001; 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Common stock, par value $0.001; 250,000,000 shares authorized; 6,995,822 and 6,880,460 shares issued and outstanding as of June 30, 2024, and December 31, 2023, respectively	6,995	6,881
Additional paid in capital	39,940,436	39,490,285
Accumulated deficit	(19,392,941)	(19,505,803)
Total Data Storage Corporation Stockholders’ Equity	20,554,490	19,991,363
Non-controlling interest in consolidated subsidiary	(250,511)	(236,948)
Total Stockholder’s Equity	20,303,979	19,754,415
Total Liabilities and Stockholders’ Equity	$24,338,896	$23,301,019

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Sales	$4,910,492	$5,904,391	$13,146,239	$12,784,114

Cost of sales	2,502,599	3,325,637	7,771,874	8,115,615

Gross Profit	2,407,893	2,578,754	5,374,365	4,668,499

Selling, general and administrative	2,796,679	2,472,010	5,549,356	4,602,769

Income (Loss) from Operations	(388,786)	106,744	(174,991)	65,730

Other Income (Expense)
Interest income	152,441	120,058	295,810	223,482
Interest expense	(10,260)	(20,764)	(21,520)	(48,111)
Total Other Income (Expense)	142,181	99,294	274,290	175,371

(Loss) Income before provision for income taxes	(246,605)	206,038	99,299	241,101

Benefit from income taxes	—	—	—	—

Net (Loss) Income	(246,605)	206,038	99,299	241,101

Income in Non-controlling interest of consolidated subsidiary	2,365	20,785	13,563	36,388

Net (Loss) Income attributable to Common Stockholders	$(244,240)	$226,823	$112,862	$277,489

Net (Loss) Income per Share – Basic	$(0.04)	$0.03	$0.02	$0.04
Net (Loss) Income per Share – Diluted	$(0.04)	$0.03	$0.02	$0.04
Weighted Average Number of Shares - Basic	6,973,068	6,834,627	6,902,138	6,828,446
Weighted Average Number of Shares - Diluted	6,973,068	7,022,275	7,499,839	7,016,094

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities:
Net Income	$99,299	$241,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	634,509	589,660
Stock based compensation	379,172	209,183
Provision for credit losses	21,816	—
Changes in Assets and Liabilities:
Accounts receivable	(666,603)	1,281,234
Other assets	(61,407)	—
Prepaid expenses and other current assets	(246,804)	(151,720)
Right of use asset	78,206	102,026
Accounts payable and accrued expenses	315,636	(1,119,100)
Deferred revenue	(127,257)	33,006
Operating lease liability	(71,776)	(105,576)
Net Cash Provided by Operating Activities	354,791	1,079,814
Cash Flows from Investing Activities:
Capital expenditures	(902,571)	(1,165,724)
Purchase of marketable securities	(295,810)	(219,286)
Sale of marketable securities	400,000	—
Net Cash Used in Investing Activities	(798,381)	(1,385,010)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(142,774)	(308,005)
Repayments of finance lease obligations	(133,473)	(236,482)
Proceeds from exercise of stock options	71,093	—
Net Cash Used in Financing Activities	(205,154)	(544,487)

Decrease in Cash and Cash Equivalents	(648,744)	(849,683)

Cash and Cash Equivalents, Beginning of Period	1,428,730	2,286,722

Cash and Cash Equivalents, End of Period	$779,986	$1,437,039
Supplemental Disclosures:
Cash paid for interest	$14,303	$41,062
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:
Assets acquired by operating lease	$647,958	$—